Exhibit 99.1
RingCentral Announces Third Quarter 2026 Financial Results
Subscriptions revenue up 6.0%, above high end of guidance, with record GAAP and non-GAAP margins
ARR from customers utilizing a native paid AI product is approaching 15%, doubling year-over-year
Reduced gross debt to approximately $1 billion
Raising full year outlook for revenue, non-GAAP margins and free cash flow

Belmont, Calif. – October 22, 2026 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered customer engagement, today announced financial results for the third quarter ended September 30, 2026.
Third Quarter Financial Highlights
•Subscriptions revenue increased approximately 6.0% year-over-year to $653 million.
•Total revenue increased approximately 5.9% year-over-year to $676 million.
•GAAP operating margin of 8.0%, compared to 4.8% in the prior year.
•Non-GAAP operating margin of 24.7%, up approximately 190 basis points year-over-year.
•GAAP diluted EPS of $6.50. GAAP diluted EPS, excluding the impact of valuation allowance release, was $0.28, up 47.4% year-over-year.
•Non-GAAP EPS of $1.33 compared to $1.13 last year.
•Net cash provided by operating activities of $180 million, up 18.8% year-over-year.
•Free cash flow of $157 million, up 21.0% year-over-year.
•Repurchased approximately 0.4 million shares for a total of $18 million as of the end of the quarter.

“Voice is central to the next wave of AI innovation, and RingCentral is uniquely positioned to lead this transformation,” said Vlad Shmunis, Founder, Chairman and CEO of RingCentral. “Our trusted communications platform and expanding Agentic Voice AI portfolio puts us at the front door of customer interactions. By bringing communications, contact center, and AI together, we are redefining how businesses engage with customers, turning conversations into intelligent actions, better experiences, and measurable business outcomes. We see a significant opportunity ahead as businesses embrace the next generation of AI-powered customer engagement.”

“Our third-quarter results demonstrate strong execution against our financial commitments, with durable growth, expanding operating and free cash flow margins, and improving GAAP profitability,” said Vaibhav Agarwal, Chief Financial Officer of RingCentral. “We also reached our $1 billion gross debt target ahead of schedule, further strengthening our balance sheet while returning capital to shareholders. These results underscore the strength of our financial model and our focus on driving profitable growth and long-term shareholder value.”

RingCentral Declares a Dividend

RingCentral’s Board of Directors approved a quarterly cash dividend of $0.125 per share of our outstanding capital stock, payable on November 20, 2026 to stockholders of record as of the close of business on November 6, 2026.
Financial Results for the Third Quarter 2026
•Revenue: Total revenue was $676 million for the third quarter of 2026, up from $639 million in the third quarter of 2025, representing 5.9% year-over-year growth. Subscriptions revenue of $653 million increased 6.0% year-over-year and accounted for 97% of total revenue.
•Operating Income: GAAP operating income was $54 million, compared to $31 million in the same period last year. Non-GAAP operating income was $167 million, or 24.7% of total revenue, compared to $146 million, or 22.8% of total revenue, in the same period last year.

•Adjusted EBITDA: Adjusted EBITDA was $190 million, or 28.1% of total revenue, compared to $168 million, or 26.3% of total revenue, in the same period last year.
•Net Income Per Share: GAAP diluted EPS improved to $6.50, compared to $0.19 in the same period last year. GAAP diluted EPS, excluding the impact of valuation allowance release, was $0.28, up 47.4% year-over-year. Non-GAAP diluted EPS was $1.33, compared to $1.13 per share in the same period last year. The third quarters of 2026 and 2025 each reflected a non-GAAP tax rate of approximately 22.5%.
•Cash Flow: Net cash provided by operating activities for the third quarter of 2026 was $180 million, or 26.6% of total revenue, compared to $151 million, or 23.7% of total revenue, for the third quarter of 2025. Free cash flow for the third quarter of 2026 was $157 million, or 23.2% of total revenue, compared to $130 million, or 20.3% of total revenue, for the third quarter of 2025.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the third quarter of 2026 was $110 million. Our cash balance reflects the repurchase of $18 million in shares during the third quarter of 2026 under the share repurchase plans previously authorized by our Board. We currently have approximately $309 million remaining under our total authorization.
Additional Highlights
•Launched plugins for ChatGPT and Claude, including Claude for Small Business, and MCP connectors to make voice, SMS, and chat data available in LLMs. This enables business users to prompt actions that save time, improve productivity, and complete tasks to drive better business outcomes.
•Expanded partnership with the Golden State Warriors, naming RingCentral the team’s official Agentic AI-Powered Voice Platform for fan engagement.
•Signed Digital Island as our first partner in New Zealand to design, sell, implement, and support Agentic Voice AI, with early-adopter engagement underway ahead of general availability later this year.
•Signed Allnet.Italia as our first wholesale partnership in Italy, putting Agentic Voice AI in the hands of Allnet.Italia’s 5,000+ channel partners to sell to their customer base.
•Named to Business Insider’s America’s Most Innovative Businesses 2027 list, one of 500 public U.S. companies chosen from 4,000+ reviewed on reputation, patent impact, and R&D investment.
•Recognized by several industry analyst firms, including as a Leader in CCaaS, a Major Player in Conversational Intelligence and Analytics, and an Innovator in CPaaS, for its omnichannel engagement, integrated AI capabilities, and ability to turn conversations into business intelligence and automate workflows.

Financial Outlook
Fourth Quarter 2026 Guidance:
•Subscriptions revenue of $653 to $659 million.
•Total revenue of $673 to $680 million.
•GAAP operating margin of 13.3% to 14.7%.
•Non-GAAP operating margin of 25.0% to 25.5%.
•Non-GAAP EPS of $1.32 to $1.37 based on approximately 88.7 million fully diluted shares.
•Share-based compensation of $57 to $62 million.
This results in full year 2026 guidance of:
•Raising subscriptions revenue range to $2.563 billion to $2.569 billion.
•Raising total revenue range to $2.650 billion to $2.657 billion.
•Raising GAAP operating margin to 9.2% to 9.6%.
•Raising non-GAAP operating margin to approximately 24.0% to 24.2%.
•Raising non-GAAP EPS of $5.07 to $5.12 based on 87.5 million fully diluted shares.
•Share-based compensation of $240 to $245 million.

•Raising free cash flow guidance of $620 to $630 million.
Conference Call Details:
•What: RingCentral financial results for the third quarter of 2026 and outlook for the fourth quarter and full year of 2026.
•When: Thursday, October 22, 2026 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: https://ir.ringcentral.com (live and replay).
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a global leader in AI–powered customer engagement, delivering an integrated platform for business phone, SMS, contact center, workforce engagement management, video collaboration, and messaging. Powered by advanced AI capabilities, RingCentral delivers intelligence at every phase of the conversation journey — before, during, and after each human interaction. With RingCentral, businesses can work smarter, respond faster, and connect more meaningfully with their customers. Visit ringcentral.com to learn more.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation, our expectations around our platform and the contribution of our new products, and the payment of dividends. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to develop and continue to release, and gain customer acceptance of, new and improved versions of our services; our use of AI technologies to help drive future growth; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; factors affecting the payment of dividends; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin.

Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenues. Non-GAAP subscriptions gross profit is defined as GAAP subscriptions revenues less Non-GAAP subscriptions cost of revenues. Non-GAAP subscriptions cost of revenues is defined as GAAP subscriptions cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs and restructuring costs.
Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenues. Non-GAAP other gross profit is defined as GAAP other revenues less Non-GAAP other cost of revenues. Non-GAAP other cost of revenues is defined as GAAP other cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles and restructuring costs.
Non-GAAP income from operations is defined as GAAP income from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income from operations excluding depreciation and amortization.
Non-GAAP net income is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, net impact of amended agreements with partners, loss (gain) associated with investments, intercompany remeasurement gains or losses, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, restructuring costs, non-cash interest expense associated with amortization of debt discount and loss (gain) on early extinguishment of debt, related income tax expense effects of these adjustments, and the income tax benefit from a partial release of valuation allowance on U.S. deferred tax assets.
Non-GAAP free cash flow is defined as GAAP net cash provided by operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin and Free Cash Flow GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt extinguishment, and provision (benefit) from income taxes including the effect and timing of release of valuation allowance related to our deferred tax assets in certain jurisdictions, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on early debt extinguishments as these are based on timing of future settlement requests and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2026, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), as well as Net Monthly Subscriptions Dollar Retention Rate. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
© 2026 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.
Investor Relations Contact:
Steven Horwitz
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$110,118	$132,564
Accounts receivable, net	377,654	384,100
Deferred and prepaid sales commission costs	150,570	167,304
Prepaid expenses and other current assets	84,707	81,190
Total current assets	723,049	765,158
Property and equipment, net	193,337	186,570
Operating lease right-of-use assets	39,765	30,855
Deferred and prepaid sales commission costs, non-current	215,485	252,504
Goodwill	102,749	97,792
Acquired intangibles, net	44,021	135,410
Deferred tax asset	546,912	2,094
Other assets	9,738	11,072
Total assets	$1,875,056	$1,481,455
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$27,525	$27,677
Accrued liabilities	306,667	297,633
Current portion of long-term debt, net	48,901	624,216
Deferred revenue	296,068	269,122
Total current liabilities	679,161	1,218,648
Long-term debt, net	961,674	629,580
Operating lease liabilities	22,340	14,372
Other long-term liabilities	24,817	7,525
Total liabilities	1,687,992	1,870,125

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	8	9
Additional paid-in capital	1,079,624	1,123,447
Accumulated other comprehensive income	5,867	2,458
Accumulated deficit	(1,097,884)	(1,714,033)
Total stockholders’ deficit	(12,385)	(588,119)
Total liabilities, temporary equity and stockholders’ deficit	$1,875,056	$1,481,455

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Subscriptions	$652,944	$615,821	$1,909,759	$1,804,661
Other	23,099	22,834	67,494	66,448
Total revenues	676,043	638,655	1,977,253	1,871,109
Cost of revenues
Subscriptions	160,841	153,938	474,753	457,821
Other	20,899	26,388	71,119	81,905
Total cost of revenues	181,740	180,326	545,872	539,726
Gross profit	494,303	458,329	1,431,381	1,331,383
Operating expenses
Research and development	88,065	79,908	252,579	239,430
Sales and marketing	282,918	281,558	830,668	820,041
General and administrative	69,434	66,056	193,935	193,802
Total operating expenses	440,417	427,522	1,277,182	1,253,273
Income from operations	53,886	30,807	154,199	78,110
Other income (expense), net
Interest expense	(17,134)	(13,940)	(50,611)	(46,521)
Other (expense) income	(8,738)	179	786	(3,239)
Other expense, net	(25,872)	(13,761)	(49,825)	(49,760)
Income before income taxes	28,014	17,046	104,374	28,350
(Benefit from) provision for income taxes	(541,686)	(513)	(535,059)	7,926
Net income	$569,700	$17,559	$639,433	$20,424
Net income per share attributable to common stockholders
Basic	$6.73	$0.19	$7.53	$0.23
Diluted	$6.50	$0.19	$7.34	$0.22
Weighted-average number of shares used in computing net income per share attributable to common stockholders
Basic	83,859	90,141	84,187	90,619
Diluted	87,687	91,964	87,096	92,311

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$639,433	$20,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	170,598	166,402
Share-based compensation	176,446	206,049
Asset write-down charge	—	11,440
Amortization of deferred and prepaid sales commission costs	117,761	123,003
Amortization of debt discount and issuance costs	2,199	3,553
Loss on early extinguishment of debt	14,722	4,988
Reduction of operating lease right-of-use assets	17,373	18,684
Provision for bad debt	10,892	13,605
Tax benefit related to release of valuation allowance	(544,861)	—
Other	5,466	(3,062)
Changes in assets and liabilities:
Accounts receivable	(1,531)	(7,298)
Deferred and prepaid sales commission costs	(84,493)	(78,136)
Prepaid expenses and other assets	(2,944)	(1,196)
Accounts payable	(2,420)	12,500
Accrued and other liabilities	23,942	(4,852)
Deferred revenue	26,838	(298)
Operating lease liabilities	(19,052)	(17,368)
Net cash provided by operating activities	550,369	468,438
Cash flows from investing activities
Purchases of property and equipment	(24,127)	(22,113)
Capitalized internal-use software	(48,640)	(42,242)
Cash paid for business combination, net of cash acquired	(7,929)	(20,754)
Net cash used in investing activities	(80,696)	(85,109)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	9,978	9,064
Payments for taxes related to net share settlement of equity awards	(22,317)	(8,307)
Payments for repurchases of common stock	(192,973)	(199,036)
Payment of dividends	(23,284)	—
Proceeds from issuance of long-term debt	650,000	—
Payments for the settlement of convertible notes	(609,065)	(161,326)
Repurchases of senior notes, including premium paid	(261,375)	(53,903)
Repayments of principal on term loan	(35,360)	(63,875)
Payments for contingent consideration	(4,889)	—
Other	(1,733)	(7,270)
Net cash used in financing activities	(491,018)	(484,653)
Effect of exchange rate changes	(1,101)	3,884
Net decrease in cash, cash equivalents, and restricted cash	(22,446)	(97,440)
Cash, cash equivalents, and restricted cash
Beginning of period	132,564	242,811
End of period	$110,118	$145,371

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Subscriptions	$652,944	$615,821	$1,909,759	$1,804,661
Other	23,099	22,834	67,494	66,448
Total revenues	676,043	638,655	1,977,253	1,871,109
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$160,841	$153,938	$474,753	$457,821
Share-based compensation	(2,719)	(3,384)	(8,219)	(11,529)
Amortization of acquired intangibles	(30,832)	(32,100)	(93,688)	(94,547)
Third-party relocation and other costs, net	—	(32)	—	(126)
Restructuring costs	(927)	(407)	(2,471)	(1,375)
Non-GAAP Subscriptions cost of revenues	$126,363	$118,015	$370,375	$350,244

GAAP Other cost of revenues	$20,899	$26,388	$71,119	$81,905
Share-based compensation	(319)	(987)	(1,181)	(3,794)
Amortization of acquired intangibles	(76)	(83)	(232)	(251)
Restructuring costs	361	—	(649)	(716)
Non-GAAP Other cost of revenues	$20,865	$25,318	$69,057	$77,144
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.6%	80.8%	80.6%	80.6%
Non-GAAP Other	9.7%	(10.9)%	(2.3)%	(16.1)%
Non-GAAP Gross profit	78.2%	77.6%	77.8%	77.2%
Operating expenses reconciliation
GAAP Research and development	$88,065	$79,908	$252,579	$239,430
Share-based compensation	(15,183)	(16,093)	(45,791)	(48,782)
Third-party relocation and other costs, net	(143)	(328)	(249)	(844)
Restructuring costs	(1,161)	(1,578)	(2,198)	(4,474)
Non-GAAP Research and development	$71,578	$61,909	$204,341	$185,330
As a % of total revenues non-GAAP	10.6%	9.7%	10.3%	9.9%

GAAP Sales and marketing	$282,918	$281,558	$830,668	$820,041
Share-based compensation	(25,537)	(27,214)	(74,126)	(89,148)
Amortization of acquired intangibles	(2,384)	(2,368)	(7,991)	(6,478)
Asset write-down charges	—	(11,440)	—	(11,440)
Third-party relocation and other costs, net	(2)	(182)	(376)	(999)
Restructuring costs	(10,169)	(328)	(14,993)	(4,241)
Non-GAAP Sales and marketing	$244,826	$240,026	$733,182	$707,735
As a % of total revenues non-GAAP	36.2%	37.6%	37.1%	37.8%

GAAP General and administrative	$69,434	$66,056	$193,935	$193,802
Share-based compensation	(22,555)	(18,282)	(53,458)	(57,970)
Third-party relocation and other costs, net	(417)	(148)	(5,494)	(2,870)
Restructuring costs	(1,005)	(153)	(2,941)	(1,563)
Non-GAAP General and administrative	$45,457	$47,473	$132,042	$131,399
As a % of total revenues non-GAAP	6.7%	7.4%	6.7%	7.0%
Income (loss) from operations reconciliation
GAAP income from operations	$53,886	$30,807	$154,199	$78,110
Share-based compensation	66,313	65,960	182,775	211,223
Amortization of acquired intangibles	33,292	34,551	101,911	101,276
Asset write-down charges	—	11,440	—	11,440
Third-party relocation and other costs, net	562	690	6,119	4,839
Restructuring costs	12,901	2,466	23,252	12,369
Non-GAAP Income from operations	$166,954	$145,914	$468,256	$419,257
Non-GAAP Operating margin	24.7%	22.8%	23.7%	22.4%
Adjusted EBITDA reconciliation
Depreciation and amortization	23,309	21,869	68,687	65,126
Non-GAAP Adjusted EBITDA	$190,263	$167,783	$536,943	$484,383
As a % of total revenues non-GAAP	28.1%	26.3%	27.2%	25.9%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) reconciliation
GAAP net income	$569,700	$17,559	$639,433	$20,424
Share-based compensation	66,313	65,960	182,775	211,223
Amortization of acquired intangibles	33,292	34,551	101,911	101,276
Asset write-down charges	—	11,440	—	11,440
Third-party relocation and other costs, net	1,081	1,426	(7,595)	6,115
Restructuring costs	12,901	2,466	23,252	12,369
Amortization of debt discount and extinguishment costs	8,907	1,172	16,921	8,541
Income tax expense effects related to the above adjustments	(30,689)	(30,677)	(85,066)	(77,420)
Discrete income tax benefit from a partial release of valuation allowance on U.S. deferred tax assets	(544,861)	—	(544,861)	—
Non-GAAP net income	$116,644	$103,897	$326,770	$293,968
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income per share	83,859	90,141	84,187	90,619
Effect of dilutive securities	3,828	1,823	2,909	1,692
GAAP weighted average shares used in computing GAAP diluted net income per share	87,687	91,964	87,096	92,311
Effect of dilutive securities	—	—	—	—
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	87,687	91,964	87,096	92,311

Diluted net income (loss) per share
GAAP net income per share	$6.50	$0.19	$7.34	$0.22
Non-GAAP net income per share	$1.33	$1.13	$3.75	$3.18

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$179,889	$151,362	$550,369	$468,438
Capitalized expenditures	(23,125)	(21,840)	(72,767)	(64,355)
Non-GAAP free cash flow	$156,764	$129,522	$477,602	$404,083
Non-GAAP free cash flow margin	23.2%	20.3%	24.2%	21.6%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q4 2026		FY 2026
	Low Range	High Range	Low Range	High Range
GAAP income from operations	$90	$100	$244	$254
GAAP operating margin	13.3%	14.7%	9.2%	9.6%
Share-based compensation	62	57	245	240
Amortization of acquired intangibles	15	15	117	117
Third-party relocation, restructuring and other costs	1	1	31	31
Non-GAAP income from operations	$168	$173	$637	$642
Non-GAAP operating margin	25.0%	25.5%	24.0%	24.2%

	FY 2026
	Low Range	High Range
GAAP net cash provided by operating activities	$725	$730
Capitalized expenditures	(105)	(100)
Non-GAAP free cash flow	$620	$630